Exhibit 10.2
COMMERCIAL
PROMISSORY NOTE
Borrower: ProLink Solutions, LLC, a Delaware limited liability company

	Execution Date:	February 23, 2006
	Effective Date:	February 23, 2006
$500,000.00	Maturity Date:	August 22, 2006
Borrower promises to pay to the order of David S. Band and Stanley B. Kane, as Co-Trustees of the Putters Loan Trust, collectively and together with their successors and assigns is called “Lender”) at 240 S. Pineapple Avenue, 10th Floor, Sarasota, Florida 34236, or such other place as Lender may hereafter designate in writing, the following:
The principal of Five Hundred Thousand Dollars ($500,000.00) together with interest thereon from the date hereof as described below is due on the date(s) described below:
INTEREST RATE
The outstanding principal balance of this Note (the “Loan”) shall bear interest at a rate of Fifteen Percent (15%) per annum. Interest shall be computed daily on the outstanding principal balance of the Loan. Interest shall be payable monthly in arrears, and shall be computed on the basis of a 360-day year for actual days elapsed, and will commence accruing on the date of disbursement of funds to the Borrower.
Interest shall be calculated on the basis of a 360 day year for actual days elapsed.
PAYMENTS
Principal and interest payments shall be made in the following manner:
Interest only on the outstanding principal balance of the Loan shall be due and payable monthly for interest which has accrued during the preceding month. The first such payment shall be due and payable on March 22, 2006, and on the 22nd day of each month thereafter during the term hereof until August 22, 2006.
Unless sooner paid all outstanding principal and accrued interest, if any, shall be fully due and payable on August 22, 2006.
COLLATERAL
     THIS NOTE IS SECURED BY THE FOLLOWING SPECIFIC COLLATERAL: Personal property as described in that certain Security Agreement and UCC-1 Financing Statements to be executed and delivered by Borrower to Lender of even date herewith.

DEFAULT/DEFAULT INTEREST
     If this Note is not payable on demand, Lender may declare it immediately due and payable upon the occurrence of any of the following Events of Default: (i) when permitted under any security agreement now or hereafter in effect securing payment hereof; or (ii) if Lender deems itself insecure; or (iii) upon any default in the payment of any sum due hereunder or due by the Borrower hereof to the Lender under any other promissory note or under any security instrument or other written obligation of any kind now existing or hereafter created; or (iv) upon the insolvency, bankruptcy, dissolution, death or incompetency of any Borrower, endorser or guarantor hereof. After maturity, whether by acceleration or otherwise, this Note shall bear interest at the highest rate allowed by law.
     Notwithstanding anything herein to the contrary, the interest rate applicable to this Note shall at no time exceed the maximum rate permitted by applicable law whether now or hereafter in effect. All payments made hereunder shall be applied first to accrued interest then due and owing; next to amounts expended by Lender to cure any defaults under this Note and the Security Agreement referenced hereinabove, or any other loan documents executed in connection herewith; next charges, costs, expenses or attorneys’ fees and paralegals’ fees then due and payable to Lender under the Note and the Security Agreement or any other loan documents executed in connection herewith; and the balance, if any, to principal.
LATE CHARGES
     If any payment hereunder (other than the final balloon payment) is not made within ten (10) days from its original due date, the undersigned shall pay to Lender a late charge equal to five percent (5%) of the delinquent payment.
GENERAL TERMS
     This Note may be prepaid, in whole or in part, at any time without penalty.
     Each Borrower, endorser and guarantor, jointly and severally; (i) promises to pay all collection costs, including a reasonable attorneys fee (which said term shall be inclusive of attorneys and paralegals fees), whether incurred in connection with collection, trial, appeal or otherwise; (ii) waives presentment, demand, notice of dishonor and protest; and (iii) gives the Lender a security interest in any funds or other assets from time to time on deposit with or in possession of the Lender, and the Lender may, at any time, set off the indebtedness evidenced by this Note against any such funds or other assets. In addition to any specific collateral listed herein, this Note is also secured by all collateral covered by any security agreement which by its terms covers this Note.
     LENDER AND BORROWER, UPON EXECUTION AND ACCEPTANCE HEREOF, HEREBY EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS PROMISSORY NOTE AND/OR ANY AGREEMENT CONTEMPLATED TO BE

EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER MAKING THE LOAN EVIDENCED BY THIS NOTE.

ProLink Solutions, LLC, a Delaware limited liability company

/s/ Barry A. Sullivan

Barry A. Sullivan Chief Financial Officer

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